As filed with the Securities and Exchange Commission on April 15, 2014. Registration No. 333-______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________________
COHEN & STEERS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	14-1904657 (IRS Employer Identification No.)

280 Park Avenue, New York, NY (Address of Principal Executive Offices)	10017 (Zip Code)

_________________________

Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan
Cohen & Steers, Inc. Amended and Restated Employee Stock Purchase Plan
(Full title of the plan)
_________________________

Francis C. Poli, Esq.
Executive Vice President and General Counsel
Cohen & Steers, Inc.
280 Park Avenue
New York, NY 10017
(Name and address of agent for service)

(212) 832-3232
(Telephone number, including area code, of agent for service)

___________________________________
With copies to:

Joshua Ford Bonnie, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
___________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer                 ☐                Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company)     Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.01 per share	2,100,000	$39.03	$81,963,000	$10,556.83
(1) Includes an additional 2,000,000 shares of common stock, par value $0.01 per share, of Cohen & Steers, Inc. (the “Common Stock”) approved for issuance under the Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan and an additional 100,000 shares of Common Stock approved for issuance under the Cohen & Steers, Inc. Amended and Restated Employee Stock Purchase Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The amount of the registration fee is based on a price of $39.03 per share of Common Stock, which is the average of the high and low prices of the registrant’s Common Stock as reported by the New York Stock Exchange on April 8, 2014.

STATEMENT OF INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed to register additional securities of the same class registered under the registrant’s effective (i) Registration Statement on Form S-8, File No. 333-118972, filed by the registrant with the Securities and Exchange Commission (the “SEC”) on September 14, 2004 and (ii) Registration Statement on Form S-8, File No. 333-161228, filed by the registrant with the SEC on August 10, 2009 (together, the “Earlier Registration Statements”). Except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” the contents of the Earlier Registration Statements are hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel.

Adam Johnson, Senior Vice President, Associate General Counsel and Assistant Secretary of the registrant, has rendered an opinion to the effect that, under applicable state law, the common stock to which this registration statement relates will, when issued, be validly issued, fully paid and nonassessable. Mr. Johnson beneficially owns, or has the right to acquire, an aggregate of less than one percent (1%) of the registrant’s common stock.

Item 8. Exhibits.

The exhibits listed on the exhibit index hereto are hereby filed or incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on April 11, 2014.
COHEN & STEERS, INC.

By: /s/ Robert H. Steers
Name:    Robert H. Steers

Title:	Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Steers, Martin Cohen, Francis C. Poli and Adam Johnson and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, to sign any and all amendments or supplements to the registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert H. Steers	Chief Executive Officer and Director	April 11, 2014
Robert H. Steers	(Principal Executive Officer)

/s/ Martin Cohen	Executive Chairman and Director	April 11, 2014
Martin Cohen

/s/ Peter L. Rhein	Director	April 11, 2014
Peter L. Rhein

/s/ Richard P. Simon	Director	April 11, 2014
Richard P. Simon

/s/ Edmond D. Villani	Director	April 11, 2014
Edmond D. Villani

/s/ Frank T. Connor	Director	April 11, 2014
Frank T. Connor

/s/ Matthew S. Stadler	Executive Vice President and Chief Financial Officer	April 11, 2014
Matthew S. Stadler	(Principal Financial Officer)

/s/ Elena Dulik	Senior Vice President and Chief Accounting Officer	April 11, 2014
Elena Dulik	(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit
Number     Description of Exhibit

4.1	Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan *

4.2	Cohen & Steers, Inc. Amended and Restated Employee Stock Purchase Plan *

5.1	Opinion of Adam Johnson, Esq., Senior Vice President, Associate General Counsel and Assistant Secretary of the Registrant, as to the legality of the securities being registered (filed herewith)

23.1	Consent of Adam Johnson, Esq., Senior Vice President, Associate General Counsel and Assistant Secretary of the Registrant (included in Exhibit 5.1)
23.2    Consent of Deloitte & Touche LLP (filed herewith)
24.1    Power of Attorney (included in the signature page to this registration statement)

* Incorporated by reference to the Registrant’s Current Report on Form 8-K (Commission File No. 001-32236) filed with the Securities and Exchange Commission on May 13, 2013.

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